       DEL GLOBAL TECHNOLOGIES ANNOUNCES FISCAL 2005 FIRST QUARTER RESULTS
       -------------------------------------------------------------------

Q1 FY 2005 HIGHLIGHTS VERSUS Q1 FY 2004
---------------------------------------

Valhalla,  N.Y. - Dec. 13, 2004 -- Del Global  Technologies Corp. (DGTC):

     o   Net Sales from Continuing Operations up 11.1% to $18.8 Million
     o   Consolidated Gross Margins Increase to 24.3% from 22.4%
     o   Operating Income from Continuing  Operations  Improves to $904,000 from
         $33,000
     o   Net Income of $247,000,  or $.02 Per Diluted Share,  Versus Net Loss of
         $609,000, or ($0.06) Per Diluted Share

Del Global  Technologies  Corp.  (DGTC) ("Del  Global" or "the  Company")  today announced  operating results for its fiscal 2005 first quarter ended October 30,
2004,  as well as summary  balance  sheet data (see  attached  tables).  Results presented  herein,  except  for net  income  and  earnings  per  share,  are for continuing  operations  and exclude the results of the DHV  division,  which was sold on October 1, 2004.

FISCAL 2005 FIRST QUARTER RESULTS
---------------------------------

Consolidated  net sales for the first quarter of fiscal 2005 increased  11.1% to
$18.8  million  from $16.9  million in the same period last year,  due to higher sales at both the Medical Systems Group and Power Conversion Group. Sales at the
Medical Systems Group rose 12.2% to $15.4 million in the first quarter of fiscal
2005 from $13.7  million in the same period  last year.  This  increase  was due primarily to higher  international  sales, which offset lower domestic sales due to delayed shipments of digital units. International sales for the first quarter of fiscal 2005 were also  impacted by favorable  exchange  rate effects from the
translation  of  Villa's   financial   statements   from  euros  to  dollars  of
approximately $700,000.  Fiscal 2005 first quarter sales at the Power Conversion
Group  increased  6.2% to $3.4 million from $3.2 million in the first quarter of fiscal 2004.

Consolidated  gross  margin  improved to 24.3% in the fiscal 2005 first  quarter from 22.4% in same  period last year.  Improvements  in  procurement,  decreased material  costs as a percent of sales and lower scrap levels  resulted in fiscal
2005 first  quarter  gross  margin at the Power  Conversion  Group of 29% versus
15.7% in the prior  year  period.  First  quarter  gross  margin at the  Medical
Systems  Group  declined to 23.2% from 24.0% in the prior year first quarter due to a less favorable product mix.

Selling,  general and administrative  expenses ("SG&A") during the first quarter of fiscal 2005  declined  to 17.5% of sales from 20.4% of sales  during the same period last year. These decreases were the result of reduced corporate legal and accounting costs, and reduced selling costs at the Power Conversion Group.

Operating income for the first quarter of fiscal 2005 increased to $904,000 from operating  income of $33,000 in the same period last year.  Operating  income at the Medical  Systems Group for the first  quarter of fiscal 2005 was  $1,196,000

DEL GLOBAL TECHNOLOGIES                                               Page 2
DECEMBER 13, 2004

versus $906,000 in the same period last year,  while the Power  Conversion Group had operating income of $448,000 for the first quarter of fiscal 2005, versus an operating  loss of $73,000 in the  comparable  prior  year  period.  Unallocated corporate  costs for the  current  period and prior  period  were  $740,000  and
$800,000, respectively.

Net income for the fiscal 2005 first quarter improved to $247,000,  or $0.02 per diluted  share,  from a net loss of $609,000,  or $0.06 per diluted  share.  Net income for the fiscal  2005 first  quarter  included  income  from  discontinued
operations of $199,000,  or $0.02 per diluted  share,  related to the previously disclosed sale of the Del High Voltage ("DHV")  division on October 1, 2004. The net loss for the fiscal  2004 first  quarter  included a loss from  discontinued
operations of $153,000, or $0.01 per diluted share.

BACKLOG
-------

Consolidated  backlog at October 30, 2004 was $24.0  million  versus  backlog at
July 31, 2004 of approximately $25.9 million. The backlog in the Company's Power
Conversion  Group  decreased by $300,000 from levels at beginning of the current fiscal  year  while  there was a $1.6  million  decrease  in the  backlog at its
Medical  Systems  Segment  reflecting  shipments  under a  previously  announced
Romanian  order.  Substantially  all of the backlog  should  result in shipments within the next 12 months.

FINANCIAL CONDITION
-------------------

Del Global's balance sheet at October 30, 2004 reflected working capital of $7.3 million,  shareholders'  equity of $7.8 million and a stated book value of $0.75 per share. As of October 30, 2004, the Company had approximately $2.9 million of excess borrowing  capacity under its domestic  revolving line of credit.  During the first quarter of fiscal 2005, the company paid a $5.0 million fine to the US
Government, pursuant to the previously disclosed RFI settlement.

CORPORATE OVERVIEW
------------------

As  previously  announced,  Del Global  completed the sale of DHV for a purchase price  of $3.1  million,  plus  the  assumption  of  approximately  $800,000  of liabilities,  and has entered into non-binding letters of intent for the sale of both the Medical Systems Group Segment and the remainder of the Power Conversion
Group Segment.  The Company intends to seek stockholder  approval under New York law for the sale of the Medical  Systems Group Segment in the event a definitive agreement  is entered into for such sale.  There can be no assurance  that these non-binding  letters of intent  will result in the  consummation  of the sale of these  segments or that the  strategic  alternatives  process  initiated  by the
Company will lead to any other  transactions.  The Company may seek  stockholder approval  of a plan of  liquidation;  however,  the  Board of  Directors  of the
Company has not yet approved any plan of  liquidation.  Any proceeds that may be received by  stockholders  of the Company as a result of any plan of liquidation may be greater or less than the current  market price of the Common Stock of the
Company.

INVESTOR CONFERENCE CALL
------------------------

Suzanne M. Hopgood,  Chairman of the Board,  Walter F. Schneider,  President and
Chief Executive Officer, and Mark A. Koch,  Principal  Accounting Officer,  will host a conference call on Tuesday,  December 14, 2004 at 4:00 P.M.  Eastern Time
to discuss this news release.  The telephone number to join this conference call is (888) 737-9832 (Domestic) or (706) 679-0770.  A taped replay of the call will be available  through 5:00 P.M.  Eastern Time on December 21, 2004.  Please dial
(800) 642-1687 (Domestic) or (706) 645-9291 (International) and enter the number
2856875  to listen to the  replay.  In  addition,  the  conference  call will be broadcast  live over the  Internet  via the Webcast  section of Del Global's web site at www.delglobal.com. To listen to the live call on the Internet, go to the
Web  site at least 15  minutes  early to  register,  download  and  install  any

DEL GLOBAL TECHNOLOGIES                                               Page 3
DECEMBER 13, 2004

necessary audio software. If you are unable to participate in the live call, the conference  call will be archived  and can be accessed on Del  Global's Web site for approximately five business days.

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital  facilities;  favorable  determinations  in various legal and regulatory matters;  court  approval of the  settlement  agreement  with the US  Government regarding the Department of Defense matter; the ability of Del Global to avoid a debarment  from doing  business with the U.S.  Government;  market and operating risks from foreign currency exchange  exposures;  and favorable general economic conditions.  Actual  results  could differ  materially  from those  expressed or implied  in the  forward-looking  statements.  Important  assumptions  and other important  factors that could cause  actual  results to differ  materially  from those in the  forward-looking  statements are specified in the Company's filings with the Securities and Exchange Commission.

CONTACT:

DEL GLOBAL TECHNOLOGIES CORP.                      INVESTOR RELATIONS:
Walter F. Schneider, President &                   The Equity Group Inc.
Chief Executive Officer                            Devin Sullivan (212) 836-9608
Mark Koch, Principal Accounting Officer            Adam Prior   (212) 836-9606
(914) 686-3650

DEL GLOBAL TECHNOLOGIES                                               Page 4
DECEMBER 13, 2004

                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                                  ------------------
                                                            OCTOBER 30,       NOVEMBER 1,
                                                               2004             2003
                                                               ----             ----

NET SALES                                                 $     18,758      $     16,889
COST OF SALES                                                   14,205            13,105
                                                          ------------      ------------
GROSS MARGIN                                                     4,553             3,784

Selling, general and administrative                              3,276             3,445
Research and development                                           373               306
                                                          ------------      ------------
Total operating expenses                                         3,649             3,751

OPERATING INCOME                                                   904                33

Interest expense                                                   422               310
Other (income)                                                     (14)              (71)
                                                          ------------      ------------

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAX
PROVISION AND MINORITY INTEREST                                    496              (206)

INCOME TAX PROVISION                                               377               183
                                                          ------------      ------------

NET INCOME (LOSS)
BEFORE MINORITY INTEREST                                           119              (389)

MINORITY INTEREST                                                   71                67
                                                          ------------      ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                            48              (456)

DISCONTINUED OPERATIONS                                            199              (153)
                                                          ------------      ------------

NET INCOME (LOSS)                                         $        247      $       (609)
                                                          ============      ============

NET INCOME(LOSS) PER COMMON SHARE
      Continuing operations                               $       --        $      (0.05)
      Discontinued operations                             $       0.02      $      (0.01)
                                                          ------------      ------------
      Basic and diluted, net                              $       0.02      $      (0.06)
                                                          ============      ============

Weighted average number of common shares outstanding:
            Basic                                           10,351,746        10,332,548
                                                          ============      ============
            Diluted                                         11,397,939        10,332,548
                                                          ============      ============

DEL GLOBAL TECHNOLOGIES                                               Page 5
DECEMBER 13, 2004

                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                         OCTOBER 30, 2004        JULY 31, 2004
                                         ----------------        -------------

Current Assets                              $28,872                $38,214
Total Assets                                $39,778                $49,261

Current Liabilities                         $21,536                $30,450
Total Liabilities                           $30,958                $40,097

Minority Interest in Subsidiary             $   989                $ 1,389

Shareholders' Equity                        $ 7,831                $ 7,775

Common Shares Outstanding End of Period      10,375                 10,335
Book Value Per Share                        $  0.75                $  0.75